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EXHIBIT 21
SUBSIDIARIES OF REGISTRANT

Name	State/Province of Incorporation
Cintas Corporation No. 3	Nevada
Cintas Corporation No. 2	Nevada
Cintas Canada Limited	Ontario, Canada
Cintas Corporation No. 8, Inc.	Nevada
Cintas Corporation No. 15, Inc.	Nevada
Respond Industries, Incorporated	Colorado
Cintas—R.U.S., LP	Texas Partnership
American First Aid Company	Maryland
Cintas First Aid Holdings Corporation	Nevada
XPECT First Aid Corporation	Kansas
Uniforms To You—Canada, LTD.	Quebec, Canada
Affirmed Medical, Inc.	California
Cintas De Honduras, S.A.	Honduras
Grupo Cintas de Mexico S.A. de CV	Mexico
Empresa Cintas de Mexico S.A. de CV	Mexico
LLT, Inc.	Virginia
3065521 Nova Scotia Company	Nova Scotia, Canada
3065520 Nova Scotia Company	Nova Scotia, Canada
Cintas Canada Investment Limited Partnership	Alberta, Canada
Ensambles de Coahuila S.A. de C.V.	Mexico
Cintas Cleanroom Resources de Mexico S.A. de C.V.	Mexico
Smartshred, LLC	Ohio
1202327 Ontario, Inc.	Ontario, Canada
Cintas Investment Corporation	Ontario, Canada
Millennium Mat Company, LLC	Ohio

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EXHIBIT 21 SUBSIDIARIES OF REGISTRANT